Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information:

Michael P. Gray

Chief Financial and Chief Operating Officer

Curis, Inc.

617-503-6632

mgray@curis.com

Curis, Inc. Announces Appointment of Robert Martell, M.D., Ph.D.

to its Board of Directors

LEXINGTON, Mass. September 15, 2011 (BUSINESS WIRE) – Curis, Inc. (NASDAQ: CRIS), a drug development company seeking to develop next generation targeted small molecule drug candidates for cancer treatment, today announced the appointment of Robert Martell, M.D., Ph.D., to its Board of Directors. Dr. Martell is currently the Director of the Neely Center for Clinical Cancer Research and the Leader of the Program in Experimental Therapeutics at the Tufts Medical Center Cancer Center as well as an Associate Professor of Medicine at the Tufts University School of Medicine.

Curis also announced the retirement of Joseph M. Davie, M.D., Ph.D. from its board of directors.

“We are delighted to welcome Dr. Martell to Curis. We believe that with his depth of experience in oncology patient care as well as his industry experience in large pharmaceutical and smaller biotechnology companies, he will bring important insights and perspectives to our board and management team on an immediate and long-term basis,” said Curis President and Chief Executive Officer Dan Passeri. “In addition, we would like to thank Dr. Davie for his several years of service on the Curis board. He provided us with scientific guidance during his time with Curis, including serving as chairman of our scientific advisory board for a number of years and we wish him well in his retirement.”

Since September 2009, Dr. Martell has been employed by the Tufts Medical Center, serving as both the Director of the Neely Center for Clinical Cancer Research, overseeing oncology clinical research, and the Leader of the Cancer Center’s Program in Experimental Therapeutics, where he is responsible for developing the center’s Phase I oncology clinical development program. Dr. Martell is also an Associate Professor of Medicine at the Tufts University School of Medicine. Previously, Dr. Martell served as Vice President and Chief Medical Officer of MethylGene, a publicy-traded biotechnology company focused on the development of cancer therapeutics, including those targeting HDAC. Dr. Martell also served as Director of Oncology Global Clinical Research at Bristol-Myers Squibb Company, where he worked with molecular-targeted drugs in areas such as multi-target kinase inhibitors (including the panHER inhibitor program), CDK2 inhibitor and was closely involved in the Biologic Licensing Application (BLA) for Erbitux, an antibody that targets EGFR.

Dr. Martell has served concurrently as Assistant Clinical Professor of Oncology at Yale University School of Medicine and Staff Physician at the Veterans Affairs hospital, and he also worked at Bayer Pharmaceutical Division, where he oversaw the Phase I and Phase II studies for BAY 43-9006 (Sorafenib, a RAF Kinase/VEGF/PDGF inhibitor) and the post-marketing clinical development of Viadur. He received his B.A. degree in chemistry from Kalamazoo College, his Ph.D. degree in pharmacology from the University of Michigan, and his M.D. degree from Wayne State University. He completed his internal medicine internship and residency and medical oncology fellowship at Duke University Medical Center, where he was subsequently appointed Assistant Professor, Department of Medicine, Geriatrics and Medical Oncology.

“I am pleased to be joining Curis’ board of directors, particularly at this exciting time for the company, with Curis’ collaborator Genentech’s recent NDA submission for Hedgehog pathway inhibitor vismodegib and an impressive portfolio of targeted cancer drug candidates,” said Dr. Martell. “I look forward to leveraging my expertise in cancer therapies, including direct experience with some of the core molecules targeted by Curis’ proprietary pipeline, such as EGFR, Her2 and HDAC, to help the company continue to advance its compelling development programs.”

About Curis, Inc.

Curis is a drug development company that is committed to leveraging its innovative signaling pathway drug technologies to seek to create new targeted small molecule drug candidates for cancer. Curis is building upon its previous experiences in targeting signaling pathways, including the Hedgehog pathway, in its effort to develop proprietary targeted cancer programs. For more information, visit Curis’ website at www.curis.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the expected contributions of Dr. Martell, and the prospects of vismodegib and the Company’s pipeline of drug candidates under internal development. Forward-looking statements used in this press release may contain the words “believes”, “expects”, “anticipates”, “plans”, “seeks”, “estimates”, “assumes”, “will”, “may,” “could” or similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different from those indicated by such forward-looking statements including, among other things the risks relating to the Company’s business, operations, financial condition and future prospects that are discussed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and other filings that Curis periodically makes with the Securities and Exchange Commission.